UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2008

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events

          On May 23, 2008, the Company, through certain of its subsidiaries, completed the previously disclosed disposition of certain operating assets of 12 of its 14 Pharm retail stores to an affiliate of Rite Aid Corporation ("Rite Aid"). The closing was completed pursuant to an Asset Purchase Agreement dated March 31, 2008, as amended.

          The operating assets sold to Rite Aid included leasehold improvements, fixtures, tangible personal property, equipment, trademarks, intangible property, and a limited amount of inventory. The Company received a purchase price of $12,929,893 for the assets transferred, plus $5,332,594 for inventory, in cash. In addition, the Company assigned its obligations under certain leases to Rite Aid, and leased real property to Rite Aid at two store locations.

          There is no material relationship, other than in respect of the transaction described above, between Rite Aid and the Company or any of its affiliates.

          The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by the agreement itself, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	10.1	Asset Purchase Agreement dated March 31, 2008 between Rite Aid of Ohio, Inc. and Seaway Food Town, Inc., with amendments.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2008	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Asset Purchase Agreement dated March 31, 2008 between Rite Aid of Ohio, Inc. and Seaway Food Town, Inc., with amendments.